                                                                  Exhibit 23


                     CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Vaughn Communications, Inc.


   We consent to the inclusion in the Current Report of Form 8-K of Vaughn Communications, Inc. of our report dated September 9, 1994 with respect to the combined financial statements of Centercom, Inc. and Centercom South, Inc.



                                       RICHARD A PODRAZA, S.C.


Milwaukee, Wisconsin
May 30, 1995                           /s/ Richard A Podraza, S.C.